Exhibit 5.1

March 30, 2023

Alpha Teknova, Inc.

2451 Bert Drive

Hollister, CA 95023

Re: Registration Statement on Form S-3

Ladies and Gentlemen:

We have acted as counsel to Alpha Teknova, Inc., a Delaware corporation (the “Company”), in connection with the execution and delivery of that certain Sales Agreement, dated March 30, 2023 (the “Sales Agreement”), by and between the Company and Cowen and Company, LLC. We refer to the Registration Statement on Form S-3 (File No. 333- 265987) (the “Registration Statement”), filed by the Company with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Act”), on July 1, 2022, which was declared effective by the Commission on July 12, 2022. Pursuant to the Registration Statement, the Company is issuing up to $14,500,000 of shares (the “Shares”) of the Company’s common stock, par value $0.00001 per share (“Common Stock”). The Shares are to be sold by the Company pursuant to the Sales Agreement.

This opinion letter is being furnished in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Act.

As such counsel and for purposes of our opinion set forth below, we have examined and relied upon originals or copies, certified or otherwise identified to our satisfaction, of such documents, resolutions, certificates and other instruments of the Company and corporate records furnished to us by the Company, and have reviewed certificates of public officials, statutes, records and such other instruments and documents as we have deemed necessary or appropriate as a basis for the opinion set forth below, including without limitation:

(i) the Registration Statement;

(ii) the base prospectus, dated July 12, 2022, in the form in which it appears in the Registration Statement at the time the Registration Statement become effective (the “Base Prospectus”);

(iii) the prospectus supplement, dated March 30, 2023 (the “ATM Prospectus Supplement” and together with the Base Prospectus, the “ATM Prospectus”), to the Registration Statement, which supplement was filed with the Commission pursuant to Rule 424(b) under the Act;

(iii) the Amended and Restated Certificate of Incorporation of the Company, as certified as of March 30, 2023, by the Secretary of State of the State of Delaware (the “Charter”);

(iv) the Amended and Restated Bylaws of the Company as presently in effect, as certified by an officer of the Company as of March 30, 2023;

(v) the Sales Agreement;

(vi) a certificate, dated as of March 30, 2023, from the Secretary of State of the State of Delaware certifying as to the existence and good standing of the Company under the laws of the State of Delaware (the “Good Standing Certificate”); and

(vii) resolutions adopted by the board of directors of the Company, certified by an officer of the Company, relating to, among other things, the approval of the Sales Agreement, and the registration, sale and issuance of the Shares (the “Resolutions”).

In addition to the foregoing, we have made such investigations of law as we have deemed necessary or appropriate as a basis for the opinion set forth in this opinion letter.

In such examination and in rendering the opinion expressed below, we have assumed, without independent investigation or verification: (i) the genuineness of all signatures on all agreements, instruments, corporate records, certificates and other documents submitted to us; (ii) the authenticity and completeness of all agreements, instruments, corporate records, certificates and other documents submitted to us as originals; (iii) that all agreements, instruments, corporate records, certificates and other documents submitted to us as certified, electronic, facsimile, conformed, photostatic or other copies conform to originals thereof, and that such originals are authentic and complete; (iv) the legal capacity, competency and authority of all persons or entities (other than the Company) executing all agreements, instruments, corporate records, certificates and other documents submitted to us; (v) the due authorization, execution and delivery of all agreements, instruments, corporate records, certificates and other documents by all parties thereto (other than the Company); (vi) that no documents submitted to us have been amended or terminated orally or in writing except as has been disclosed to us in writing; (vii) that the statements contained in the certificates and comparable documents of public officials, officers and representatives of the Company and other persons on which we have relied for the purposes of this opinion letter are true and correct on and as of the date hereof; (viii) that there has not been any change in the good standing status of the Company from that reported in the Good Standing Certificate; (ix) that each of the officers and directors of the Company has properly exercised his or her fiduciary duties; and (x) the Shares will not be issued or transferred in violation of any restriction contained in the Charter and that upon the issuance of any of the Shares, the total number of shares of Common Stock issued and outstanding will not exceed the total number of shares of Common Stock that the Company is then authorized to issue under the Charter. As to all questions of fact material to this opinion letter, and as to the materiality of any fact or other matter referred to herein, we have relied (without independent investigation or verification) upon representations and certificates or comparable documents of officers and representatives of the Company. Our knowledge of the Company and its legal and other affairs is limited by the scope of our engagement, which scope includes the delivery of this opinion letter. We do not represent the Company with respect to all legal matters or issues. The Company may employ other independent counsel and, to our knowledge, handles certain legal matters and issues without the assistance of independent counsel.

Based upon the foregoing, and in reliance thereon, and subject to the assumptions, limitations, qualifications and exceptions set forth herein, we are of the opinion that the issuance of the Shares has been duly authorized by all necessary corporate action on the part of the Company and, upon issuance, delivery and payment therefor in the manner contemplated by the Resolutions, the Registration Statement and the ATM Prospectus and in accordance with the Sales Agreement, the Shares will be validly issued, fully paid and nonassessable.

Without limiting any of the other limitations, exceptions, assumptions and qualifications stated elsewhere herein, we express no opinion with regard to the applicability or effect of the laws of any jurisdiction other than the General Corporation Law of the State of Delaware, as in effect on the date of this opinion letter.

This opinion letter deals only with the specified legal issues expressly addressed herein, and you should not infer any opinion that is not explicitly stated herein from any matter addressed in this opinion letter. This opinion letter is rendered solely in connection with the offering of the Shares as described in the Registration Statement and the ATM Prospectus. This opinion letter is rendered as of the date hereof, and we assume no obligation to advise you or any other person with regard to any change after the date hereof in the circumstances or the law that may bear on the matters set forth herein, even if the change may affect the legal analysis or a legal conclusion or other matters in this opinion letter.

We hereby consent to the filing of this opinion letter as Exhibit 5.1 to a Current Report on Form 8-K of the Company for incorporation by reference in the Registration Statement and to the reference to our firm under the heading “Legal Matters” in the ATM Prospectus. In giving such consent, we do not hereby admit that we are within the category of persons whose consent is required under Section 7 of the Act or the rules or regulations of the Commission thereunder.

Very truly yours,

/s/ Paul Hastings LLP